EXHIBIT 10(II)

PROMISSORY NOTE EXTENSION AGREEMENT

Total Principal Amount: $3,000,000

This Promissory Note Extension Agreement, hereinafter referred to as “Extension Agreement,” entered into this 17TH day of March, 2022, by and between Ainos, Inc., a Texas corporation (“Maker”), and Ainos, Inc., a Cayman Islands corporation, or its successors or assigns (“Holder”).

WHEREAS, Maker and Holder have entered into those certain promissory notes listed and more particularly described in Schedule 1 attached hereto for a total principal amount of  Three Million Dollars ($3,000,000), hereinafter referred to as the “Notes”. The Notes are due and payable on the dates indicated in Schedule 1.

WHEREAS, Maker and Holder desire to enter into this Extension Agreement in order to extend the date when all the outstanding principal and accrued and unpaid interest of the Notes are due and payable to on the same date.

NOW, THEREFORE, it is duly agreed by both Maker and Holder to extend the due date of the Notes to February 28, 2023.

All other provisions of the original Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Holder have duly executed this Extension Agreement, extending the due date of the Notes as of the day and year first written above.

COMPANY:

Ainos, Inc., a Texas corporation

By:	/s/Chun-Hsien Tsai
Chun-Hsien Tsai, CEO

HOLDER:

Ainos, Inc., a Cayman Islands corporation

By:	/s/Chun-Hsien Tsai
Chun-Hsien Tsai, CEO

PROMISSORY NOTE EXTENSION AGREEMENT

Ainos Inc to Ainos KY – March 17 2022

PROMISSORY NOTE EXTENSION AGREEMENT

Schedule 1

No.	Effective Date	Due Date	From Effective	Following Maturity	Conversion Rate	Principal Amount as of 12/31/2021	Accrued Interest as of 12/31/21
#12.21	4/27/2021	10/27/2021	1.85%	NA	$ 0.20	15,000	189
#13.21	5/5/2021	11/5/2021	1.85%	NA	$0.20	20,000	243
#14.21	5/25/2021	11/25/2021	1.85%	NA	$ 0.20	30,000	335
#15.21	5/28/2021	11/28/2021	1.85%	NA	$ 0.20	35,000	385
#16.21	6/9/2021	12/9/2021	1.85%	NA	$ 0.20	300,000	3,117
#17.21	6/21/2021	12/21/2021	1.85%	NA	$ 0.20	107,000	1,047
#18.21	7/2/2021	1/2/2022	1.85%	NA	$ 0.20	54,000	498
#19.21	9/1/2021	3/1/2022	1.85%	NA	$ 0.20	120,000	742
#20.21	9/28/2021	3/28/2022	1.85%	NA	$ 0.20	300,000	1,429
#21.21	11/10/2021	5/10/2022	1.85%	NA	$ 0.20	50,000	129
#22.21	11/25/2021	11/25/2022	1.85%	NA	$ 0.20	450,000	798
#23.21	11/29/2021	5/29/2022	1.85%	NA	$ 0.20	300,000	471
#24.21	12/29/2021	6/29/2022	1.85%	NA	$ 0.20	1,219,000	124
					TOTALS	3,000,000	9,507

PROMISSORY NOTE EXTENSION AGREEMENT

Ainos Inc to Ainos KY – March 17 2022